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           EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                            FOR THE THREE            FOR THE NINE
                                            MONTHS ENDED             MONTHS ENDED
                                            SEPTEMBER 30,            SEPTEMBER 30,
                                          -------------------     -------------------
                                            1995        1996        1995        1996
                                          -------     -------     -------     -------
Per Share Data:
     Net income                           $ 3,155     $ 3,934     $ 7,882     $11,142
                                          =======     =======     =======     =======
     Net income per common and common
     equivalent shares, primary           $  0.34     $  0.41     $  0.86     $  1.17
                                          =======     =======     =======     =======
     Net income per common and common
     equivalent shares, fully diluted     $  0.33     $  0.41     $  0.86     $  1.17
                                          =======     =======     =======     =======
WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES:

Primary:
     Weighted average number of
     common shares outstanding              8,909       8,991       8,590       8,943

     Common equivalent shares:
              Options                         478         613         580         567
                                          -------     -------     -------     -------
                                            9,387       9,604       9,170       9,510
                                          =======     =======     =======     =======
Fully diluted:
     Weighted average number of
     common shares outstanding              8,909       8,991       8,590       8,943

     Common equivalent shares:
              Options                         516         637         595         593
                                          -------     -------     -------     -------
                                            9,425       9,628       9,185       9,536
                                          =======     =======     =======     =======

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